EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement No. 33-30095 on Form S‑8 of our report dated June 27, 2024, appearing in this Annual Report on Form 11‑K of First Busey Corporation Profit Sharing Plan and Trust for the year ended December 31, 2023.
/s/ FGMK, LLC
Bannockburn, Illinois
June 27, 2024